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                                                                    EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

                                              CONTACT:
                                              H. Carol Bernstein
                                              Cabot Microelectronics Corporation
                                              630/375-5461


                          H. LAURANCE FULLER ELECTED TO
                   CABOT MICROELECTRONICS' BOARD OF DIRECTORS

AURORA, Illinois - June 17, 2002 - Cabot Microelectronics Corp. (NASDAQ: CCMP), the leading supplier of chemical mechanical planarization (CMP) polishing slurries to the semiconductor industry, is pleased to announce today the election of H. Laurance Fuller to the Company's Board of Directors. Mr. Fuller is a retired co-chairman of BP Amoco, p.l.c.

"Larry's strategic perspective and vast experience in running and advising global businesses that are the leaders in their industries will help Cabot Microelectronics position the company for greater growth and success," said Cabot Microelectronics' Chairman and Chief Executive Officer, Matthew Neville. "He is a highly-respected member of the business community worldwide, and we are delighted and fortunate to have him on our board of directors."

Prior to retiring as the co-Chairman of BP Amoco in March, 2000, Mr. Fuller had been the Chairman and Chief Executive Officer of Amoco Corporation since 1991. He also serves as a director of Motorola, Inc., Abbott Laboratories, and JP Morgan Chase & Company.

Mr. Fuller's term as director continues until the Company's annual meeting of stockholders to be held in 2004. His addition to the Board increases the number of directors to six.


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H. LAURANCE FULLER ELECTED TO CABOT MICROELECTRONICS'
BOARD OF DIRECTORS...................................................PAGE 2 OF 2

ABOUT CABOT MICROELECTRONICS CORPORATION

Cabot Microelectronics, headquartered in Aurora, Illinois, USA, is the world leader in the development and supply of high-performance polishing slurries used for chemical mechanical planarization (CMP), a process that enables the manufacture of the most advanced integrated circuit (IC) devices and hard disk drive components. The Company reported fiscal 2001 revenues of $227.2 million. For more information please visit the Cabot Microelectronics web site at www.cabotcmp.com or call 1-630-499-2600.

SAFE HARBOR STATEMENT

The statements contained in this news release may contain "forward-looking statements." Actual results may differ materially from those anticipated in such forward-looking statements. All of these statements are expressly qualified in their entirety by the risk factors and other cautionary statements included in Cabot Microelectronics' filings with the Securities and Exchange Commission. Cabot Microelectronics Corporation assumes no obligation to update this forward-looking information.



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